Exhibit 14.2



                          Independent Auditors' Consent


The Board of Directors
First American Investment Funds, Inc.:


We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of First American Investment Funds, Inc. (the "FAIF Funds") of our report, dated November 7, 1997, relating to the financial statements and financial highlights of the FAIF Funds. We also consent to the references to our Firm under the headings (a) "Financial Statements" and "Service Providers for Piper Funds and Fixed Income Fund" in the Registration Statement, (b) "Financial Highlights" in the prospectuses of the FAIF Funds dated January 31, 1998, which are incorporated by reference in the Registration Statement and (c) "Custodian; Transfer Agent; Counsel; Accountants" in the statement of additional information of the FAIF Funds dated January 31, 1998, which is incorporated by reference in the Registration Statement.


                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP


Minneapolis, Minnesota
May 14, 1998